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Exhibit 99.2

Unaudited pro forma condensed consolidated financial information

On March 28, 2003, Vertex and its wholly-owned subsidiary PanVera LLC ("PanVera") completed the sale of certain assets of PanVera, including certain proprietary reagents, probes and proteins and certain biochemical and cellular assay capabilities, to Invitrogen Corporation ("Invitrogen"). In connection with this sale, Mirus Corporation ("Mirus") exercised a right of first refusal with respect to shares of Mirus owned by PanVera and acquired certain additional assets from PanVera. In connection with these asset sales, the buyers paid PanVera approximately $97 million in cash and assumed certain liabilities. PanVera was part of our Discovery Tools and Services business segment and provided drug discovery services and products to the pharmaceutical and biopharmaceutical industries. This sale did not include the instrumentation assets of the Discovery Tools and Services business, which were historically managed both financially and operationally together with the assets sold on March 28, 2003.

On December 3, 2003, Vertex sold the remaining instrumentation assets of its Discovery Tools and Services business to Aurora Discovery, Inc., a new company formed by Telegraph Hill Partners, LP and certain of our former employees for approximately $4.3 million and the assumption of certain liabilities. The assets sold were used to develop and commercialize liquid and cell-dispensing instruments that are used in high throughput drug discovery screening and large-scale, automated molecular biology.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment of Long-Lived Assets" ("SFAS No. 144"). SFAS No. 144 provides a single accounting model for long-lived assets to be disposed of. The combination of the assets sold in March 2003 and in December 2003 represent a component of Vertex's business that, beginning in 2002, had separately identifiable cash flows. As such, pursuant to SFAS No. 144, the following unaudited pro forma condensed consolidated financial information gives effect to the disposition of the assets sold in March and December 2003, accounting for such sold assets as discontinued operations.

The following unaudited pro forma condensed consolidated balance sheet gives effect on a pro forma basis to the disposition of the remaining assets and liabilities of the Discovery Tools and Services business as if it had occurred on September 30, 2003, principally by subtracting from our historical consolidated financial position amounts as of September 30, 2003 attributable to the instrumentation assets and liabilities disposed of in December 2003, and adding to our historical consolidated financial position an amount equal to the estimated cash proceeds from this disposition of the assets. The unaudited pro forma condensed consolidated statements of operations for the periods ended September 30, 2003, September 30, 2002, December 31, 2002, December 31, 2001 and December 30, 2000 give effect on a pro forma basis to the dispositions in March and December as if they had occurred on January 1, 2000, principally by subtracting from our historical consolidated results of operations amounts attributable to the results of operations of the Discovery Tools and Services assets disposed of.

This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and is not necessarily indicative of our future results or the results we would have achieved had the asset sales occurred at the dates presented. It should be read in conjunction with our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and our quarterly report filed on Form 10-Q for the quarter ended September 30, 2003, which are incorporated by reference into this offering memorandum. We have prepared the unaudited pro forma condensed consolidated financial information based upon estimates and assumptions we have deemed appropriate based upon the information that is currently available to us, as further discussed in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information. Our estimates and assumptions include, but are not limited to, the costs directly attributable to the assets and liabilities disposed of because, prior to 2002, the Discovery Tools and Services business was not managed and operated separately. We believe that our estimates and assumptions are reasonable, and the significant effects of these dispositions have been properly reflected in this pro forma financial information.

Vertex Pharmaceuticals Incorporated

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2003

(amounts in thousands, except share and per share amounts)

	Vertex Historical	Pro Forma Adjustments For Sale (1)	Other Pro Forma Adjustments		Pro Forma

Assets:
Current assets:
Cash and cash equivalents	$77,449	$—	$3,863	(a)	$81,312
Marketable securities, available for sale	518,155	—	—		518,155
Accounts receivable	7,850	(1,350)	—		6,500
Prepaid expenses	3,428	(9)	—		3,419
Other current assets	3,393	(3,393)	—		—

Total current assets	610,275	(4,752)	3,863		609,386
Restricted cash	26,061	—	—		26,061
Property and equipment, net	82,029	(293)	—		81,736
Investments	18,863	—	—		18,863
Other assets	5,448	—	—		5,448

Total assets	$742,676	$(5,045)	$3,863		$741,494

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	8,069	(577)	—		7,492
Accrued expenses and other current liabilities	22,475	(512)	—		21,963
Accrued interest	518	—	—		518
Obligations under capital lease	443	—	—		443
Deferred revenue	8,774	(964)	—		7,810
Accrued restructuring and other expense	75,152	—	—		75,152
Other obligations	4,394	—	—		4,394

Total current liabilities	119,825	(2,053)	—		117,772

Obligations under capital lease and other, less current	—	—	—		—
Collaborator development loan	18,460	—	—		18,460
Other obligations, excluding current portion	7,037	—	—		7,037
Deferred revenue, excluding current portion	51,072	—	—		51,072
Convertible subordinated notes (due September 2007)	315,000	—	—		315,000

Total liabilities	511,394	(2,053)	—		509,341

Commitments and Contingencies
Stockholder's Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—
Common stock, $0.01 par value; 200,000,000 share authorized; 77,476,100 shares issued and outstanding	775	—	—		775
Additional Paid in Capital	805,715	—	—		805,715
Accumulated other comprehensive income	3,683	—	—		3,683
Accumulated deficit	(578,891)	(2,992)	3,863		(578,020)

Total stockholder's equity	231,282	(2,992)	3,863		232,153

Total liabilities and stockholder's equity	$742,676	$(5,045)	$3,863		$741,494

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Vertex Pharmaceuticals Incorporated

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2003

(amounts in thousands, except per share data)

	Vertex Historical	Pro Forma Adjustments For Sale(2)	Pro Forma

Pharmaceutical revenues:
Royalties	$5,944	$—	$5,944
Collaborative research and development revenues	41,820	—	41,820
Discovery tools and services:
Product sales and royalties	9,498	(9,498)	—
Service revenue	1,275	(1,275)	—

Total revenue	58,537	(10,773)	47,764

Costs and Expenses:
Royalty payments	2,117	—	2,117
Cost of product sales and royalties	4,443	(4,443)	—
Cost of service revenues	796	(796)	—
Research and development	153,864	(2,528)	151,336
Sales, general and administrative	31,628	(3,020)	28,608
Restructuring and other expense	90,424	—	90,424
Gain on the sale of assets	(69,683)	69,683	—

Total costs and expenses	213,589	58,896	272,485

Income (loss) from operations	(155,052)	(69,669)	(224,721)
Interest income	12,353	—	12,353
Interest expense	(13,039)	—	(13,039)

Income (loss) from continuing operations	$(155,738)	$(69,669)	$(225,407)

Basic and diluted loss from continuing operations per common share	$(2.03)		$(2.94)

Basic and diluted weighted average number of common shares outstanding	76,750		76,750

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Vertex Pharmaceuticals Incorporated

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2002

(amounts in thousands, except per share data)

	Vertex Historical	Pro Forma Adjustments For Sale(2)	Pro Forma

Pharmaceutical revenues:
Royalties	$7,468	$(155)	$7,313
Collaborative research and development revenues	55,728	(250)	55,478
Discovery tools and services:
Product sales and royalties	38,944	(38,944)	—
Service revenue	15,161	(9,317)	5,844

Total revenue	117,301	(48,666)	68,635

Costs and Expenses:
Royalty payments	2,525	(100)	2,425
Cost of product sales and royalties	10,127	(10,127)	—
Cost of service revenues	9,028	(5,480)	3,548
Research and development	144,190	(6,578)	137,612
Sales, general and administrative	37,371	(6,163)	31,208

Total costs and expenses	203,241	(28,448)	174,793

Income (loss) from operations	(85,940)	(20,218)	(106,158)
Interest income	22,736	—	22,736
Interest expense	(13,293)	—	(13,293)
Other expense	(41)	10	(31)

Income (loss) from continuing operations	$(76,538)	$(20,208)	$(96,746)

Basic and diluted loss from continuing operations per common share	$(1.01)		$(1.28)

Basic and diluted weighted average number of common shares outstanding	75,600		75,600

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Vertex Pharmaceuticals Incorporated

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the twelve months ended December 31, 2002

(amounts in thousands, except per share data)

	Vertex Historical	Pro Forma Adjustments For Sale(2)	Pro Forma

Pharmaceutical revenues:
Royalties	$10,209	$(155)	$10,054
Collaborative research and development revenues	77,135	(293)	76,842
Discovery tools and services:
Product sales and royalties	51,772	(51,772)	—
Service revenue	21,969	(14,095)	7,874

Total revenue	161,085	(66,315)	94,770

Costs and Expenses:
Royalty payments	3,434	(100)	3,334
Cost of product sales and royalties	13,684	(13,684)	—
Cost of service revenues	11,163	(6,708)	4,455
Research and development	203,018	(9,135)	193,883
Sales, general and administrative	49,390	(8,334)	41,056

Total costs and expenses	280,689	(37,961)	242,728

Income (loss) from operations	(119,604)	(28,354)	(147,958)
Interest income	28,722	—	28,722
Interest expense	(17,684)	—	(17,684)
Other expense	(55)	17	(38)

Income (loss) from continuing operations	$(108,621)	$(28,337)	$(136,958)

Basic and diluted loss from continuing operations per common share	$(1.43)		$(1.81)

Basic and diluted weighted average number of common shares outstanding	75,749		75,749

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Vertex Pharmaceuticals Incorporated

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the twelve months ended December 31, 2001

(amounts in thousands, except per share data)

	Vertex Historical	Pro Forma Adjustments For Sale(2)	Pro Forma

Pharmaceutical revenues:
Royalties	$11,119	$(336)	$10,783
Collaborative research and development revenues	68,984	(1,121)	67,863
Discovery tools and services:
Product sales and royalties	59,921	(59,772)	149
Service revenue	27,466	(20,964)	6,502

Total revenue	167,490	(82,193)	85,297

Costs and Expenses:
Royalty payments	3,786	(192)	3,594
Cost of product sales and royalties	27,089	(26,952)	137
Cost of service revenues	12,544	(8,650)	3,894
Research and development	150,173	(12,216)	137,957
Sales, general and administrative	42,047	(10,191)	31,856
Merger related costs	23,654	(694)	22,960

Total costs and expenses	259,293	(58,895)	200,398

Income (loss) from operations	(91,803)	(23,298)	(115,101)
Interest income	45,133	—	45,133
Interest expense	(19,318)	—	(19,318)
Gain on retirement of convertible subordinated notes	10,340	—	10,340
Other expense	(2,433)	1,150	(1,283)

Income (loss) from continuing operations	$(58,081)	$(22,148)	$(80,229)

Basic and diluted loss from continuing operations per common share	$(0.78)		$(1.08)

Basic and diluted weighted average number of common shares outstanding	74,464		74,464

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Vertex Pharmaceuticals Incorporated

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the twelve months ended December 31, 2000

(amounts in thousands, except per share data)

	Vertex Historical	Pro Forma Adjustments For Sale(2)	Pro Forma

Pharmaceutical revenues:
Royalties	$12,361	$(325)	$12,036
Collaborative research and development revenues	68,239	(1,193)	67,046
Discovery tools and services:
Product sales and royalties	52,437	(52,437)	—
Service revenue	20,245	(16,832)	3,413

Total revenue	153,282	(70,787)	82,495

Costs and Expenses:
Royalty payments	4,134	(169)	3,965
Cost of product sales and royalties	33,502	(33,502)	—
Cost of service revenues	9,294	(8,080)	1,214
Research and development	102,441	(7,347)	95,094
Sales, general and administrative	41,354	(11,348)	30,006

Total costs and expenses	190,725	(60,446)	130,279

Income (loss) from operations	(37,443)	(10,341)	(47,784)
Interest income	33,312	—	33,312
Interest expense	(11,653)	—	(11,653)
Debt conversion expense	(14,375)	—	(14,375)
Other expense	(1,420)	—	(1,420)

Income (loss) from continuing operations	$(31,579)	$(10,341)	$(41,920)

Basic and diluted loss from continuing operations per share	$(0.47)		$(0.62)

Basic and diluted weighted average number of common shares outstanding	67,682		67,682

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Vertex Pharmaceuticals Incorporated

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Pro Forma Adjustments for Sale

  1.
  These amounts represent the estimated historical balances of the instrumentation assets sold in December 2003, as of September 2003. The estimated gain of $0.9 million has been reflected in the pro forma condensed consolidated balance sheet.

  2.
  These amounts represent the estimated historical results of the Discovery Tools and Services business sold in March and December 2003, for the periods presented. Prior to 2002, the Discovery Tools and Services business was not separately managed operationally or financially and therefore, we have estimated certain operating expenses based on certain assumptions, including relative costs of the business being sold compared to historical site costs.

Other Pro Forma Adjustments

  a)
  To record the proceeds we received from the sale of the remaining instrumentation assets of our Discovery Tools and Services business in December 2003 after deduction of estimated transaction costs of $0.5 million.

The unaudited pro forma condensed consolidated balance sheet does not reflect any income tax liability associated with the gain on the sale in December 2003 because we anticipate that our operating losses will be used to offset the taxable income generated from the sale.

The unaudited pro forma condensed consolidated statements of operations do not include the combined gain of $70.7 million earned on the disposition of the assets of the Discovery Tools and Services business in March and December 2003. Such gain will be reflected in the Company's annual 2003 historical financial statements under the caption "Discontinued Operations."

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  Exhibit 99.2